EXHIBIT 32.2
Statement of Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Jeffrey D. Miller, the Senior Vice President and Chief Financial Officer of Donegal Group Inc. (the “Company”), hereby certify that, to the best of my knowledge:

     1. The Company's Form 10-Q Quarterly Report for the period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 7, 2012	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice President and Chief Financial Officer